UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2026 (April 10, 2026)

MINERVA GOLD INC.
(Exact name of registrant as specified in its charter)

333-255403	98-1588963
(Commission File Number)	(IRS Employer Identification Number)

Room 1503, Building 3, Xinshijihaoyuan, Jiankang West Road, Qingjiangpu District, Huaian City, Jiangsu Province	China
(Address of Principal Executive Offices	(State or other jurisdiction of incorporation or organization)

+86 15261421229

(Registrant’s telephone number, including area code)

12/1 Kunayev str, IA 17, Nur-Sultan, 010000, Kazakhstan

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2026, Minerva Gold Inc., a Nevada corporation (the “Company”), entered into a Letter of Intent (the “Letter of Intent”) to acquire Taizhou Sentian Sanitary Ware Co., Ltd. (“Taizhou Sentian”), a company owned by the Company’s Sole Officer and Director, Zhang Chengcheng. The Letter of Intent contemplates that the Company would issue a combination of common stock and a new series of preferred stock (the rights and preferences of which are to be determined) in the acquisition. The definitive agreement is expected to be completed by approximately May 31, 2026, following the completion of certain administrative actions required by applicable Chinese law, with a closing to occur shortly thereafter.

Taizhou Sentian was founded in 2008 and is based in Taizhou, Zhejiang Province, China (Yangtze River Delta), within a few miles of Taizhou Luqiao Airport and high-speed rail access and port access. Taizhou Sentian manufactures sanitary ware / bathroom fixtures, including shower panels, simple shower enclosures, garden/outdoor showers, faucets and shower columns. Taizhou Sentian conducts its operations in approximately 12,000 sq. meters of leased building space and employs approximately 100 staff. Taizhou Sentian website is located at cnsentian.com.

The foregoing description of the Letter of Intent is qualified in its entirety by the full text of the Letter of Intent, which is filed as Exhibits 10.1, respectively, to, and incorporated by reference in, this Current Report.

Item 5.01 Changes in Control of Registrant.

Effective April 10, 2025, there occurred a change in control of the Company. On such date, pursuant to a stock purchase agreement (the “Change-in-Control Agreement”), Zhang Chengcheng acquired 5,000,000 shares of the Company’s common stock (the “Control Shares”) from Aftandil Aibekov. The Control Shares represent approximately 76.10% of the outstanding shares of the Company’s common stock and constitute voting control of the Company. The total consideration paid by Mr. Zhang for the Control Shares was $264,600 in cash at the closing.

In conjunction with the Change-in-Control Agreement, on April 10, 2026, Aftandil Aibekov resigned as President, Chief Executive Officer, Treasurer, Secretary and a Director of the Company, Meltem Alieva resigned as a Director of the Company and Zhang Chengcheng was appointed as the Sole Director, President, Chief Executive Officer, Treasurer and Secretary of the Company.

Certain information regarding the background of Mr. Zhang is set forth below.

Zhang Chengcheng, 36, has served as CEO of Taizhou Sentian Sanitary Ware Co., Ltd., a Taizhou, China-based manufacturer of sanitary ware / bathroom fixtures, since 2023. From 2014 t0 2016, Mr. Zhang served as Quality Control Inspector for Cougar Shoes, Jiangsu (China) Office. From 2016 to 2023, he served on behalf of Dongguan Hanghua Footwear Co., Ltd. as Head of Brand Development for Partner-Company Jia Kuang Trading Co., Ltd., Huaian, China. Mr. Zhang earned a Bachelor’s Degree in Electrical Engineering from the University of Duisburg-Essen, Duisburg, Germany.

The following table sets forth, as of the date of this Current Report, the shareholdings of (1) each person owning beneficially 5% or more of the Company’s outstanding common stock; (2) each executive officer of the Company, and (3) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment power over his securities. Information relating to beneficial ownership of securities by our principal shareholders and management is based upon information furnished by each person using beneficial ownership’ concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. Except as disclosed herein, we do not have any outstanding options or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o Minerva Gold Inc., Room 1503, Building 3, Xinshijihaoyuan, Jiankang West Road, Qingjiangpu District, Huaian City, Jiangsu Province, China.

Name of Beneficial Owner	Title of Class	Beneficial Ownership	Percent of Class(1)
Zhang Chengcheng(2)	Common Stock	5,000,000	76.10%
All Officers and Directors as a Group (1 person)	Common Stock	5,000,000	76.10%

(1)	Based on 6,570,000 shares outstanding, as of the date of this Current Report.
(2)	Sole Officer and Director.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above under Item 5.01. Changes in Control of Registrant is incorporated in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter of Intent to Acquire Taizhou Sentian Sanitary Ware Co., Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA GOLD INC.

Date: April 13, 2026	By:	/s/ Zhang Chengcheng
Zhang Chengcheng
Chief Executive Officer

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